UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2005

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Suite 3300, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In connection with his employment and pursuant to a restricted stock agreement and a stock option agreement with Endeavour International Corporation ("Endeavour"), Lance Gilliland, executive vice president and chief financial officer, was awarded inducement grants of 400,000 shares of Endeavour restricted common stock and options to purchase 400,000 shares of Endeavour common stock at an exercise price of $5.02 per share, the closing sales price of Endeavour's common stock on August 26, 2005, the commencement of his employment. These shares of common stock and options vest one-third on each of the first three anniversary dates of the date of grant, and any options that remain unexercised on the fifth anniversary of the grant date expire. The restricted stock agreement and stock option agreement are included as Exhibits 10.1 and 10.2 to this report, respectively, and the description of the agreements is qualified in its entirety by reference to such exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 - Restricted Stock Award Agreement between Endeavour International Corporation and Lance Gilliland dated effective August 26, 2005.

10.2 - Nonstatutory Stock Option Agreement between Endeavour International Corporation and Lance Gilliland dated effective August 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

September 16, 2005	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Restricted Stock Agreement dated effective August 26, 2005
10.2	Stock Option Agreement dated effective August 26, 2005